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                                                                 EXHIBIT 4(c)(8)

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                              OWNER PARTICIPANT GUARANTY
                                     [NW 1997 J]



                              DATED AS OF MARCH 18, 1998




                                          BY




                           NATIONAL CITY BANK OF KENTUCKY,
                             OWNER PARTICIPANT GUARANTOR




                             ____________________________



                    ONE BRITISH AEROSPACE AVRO 146-RJ85A AIRCRAFT


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                              OWNER PARTICIPANT GUARANTY
                                     [NW 1997 J]


          This OWNER PARTICIPANT GUARANTY [NW 1997 J] dated as of March 18, 1998 (the "GUARANTY") from NATIONAL CITY BANK OF KENTUCKY, a national banking association (the "OWNER PARTICIPANT GUARANTOR"), to the parties listed in SCHEDULE A hereto (collectively, together with their successors and assigns, the "PARTIES" and individually a "PARTY").

          In order to induce the Parties to enter into and perform their respective obligations under that certain Amended and Restated Participation Agreement [NW 1997 J], dated as of the date hereof, among National City Leasing Corporation (the "OWNER PARTICIPANT"), a Kentucky corporation, and certain of the Parties (as the same may hereafter be amended and supplemented, the "PARTICIPATION AGREEMENT") and the Operative Documents referred to in the Participation Agreement to which the Parties are parties, the Owner Participant Guarantor, irrevocably and unconditionally, as primary obligor and not merely as surety, hereby guarantees the due and punctual payment by the Owner Participant of any and all sums (including, but not limited to, investment in the Aircraft, all indemnities and interest) which are or may become due and payable by the Owner Participant under the Operative Documents and the due, punctual and faithful performance by the Owner Participant of all other obligations, covenants, warranties, terms and undertakings of, and conditions pertaining to, the Owner Participant (including, but not limited to, any indemnification that may be required of the Owner Participant in connection with any transfer of its interest in the Trust Estate pursuant to Section 8.01 of the Trust Agreement) contained in the Operative Documents (such obligations of payment and performance being sometimes collectively referred to herein as the "OBLIGATIONS"). The Owner Participant Guarantor hereby covenants that the above sums will be paid in accordance with the terms and provisions of the Operative Documents, and further covenants that any and all such other obligations, if not duly and punctually performed by the Owner Participant, shall be duly and punctually performed by the Owner Participant Guarantor.

          The Owner Participant Guarantor hereby agrees that its obligations under this Guaranty shall not be affected by any claims or rights of the Owner Participant Guarantor or the Owner Participant against any Party independent of or unrelated to the transactions contemplated by any Operative Documents.

          The Owner Participant Guarantor hereby irrevocably waives acceptance of this Guaranty and any demand or notice not provided for in the Operative Documents, as well as any requirements that any Party to any Operative Document at any time exhaust any right to take any action against the Owner Participant.

          The Owner Participant Guarantor hereby agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any sum hereby guaranteed is rescinded or must be otherwise restored or returned by any Party upon the insolvency, bankruptcy or reorganization of the Owner Participant, or otherwise, all as though such payment had not been made.

          The Owner Participant Guarantor represents and warrants as of the Delivery Date as follows:

               (i) the Owner Participant Guarantor owns and holds all of the issued and outstanding shares of capital stock of the Owner Participant;

               (ii) the Owner Participant Guarantor is an association duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power, authority and legal right to execute, deliver and perform its obligations under this Guaranty;

               (iii) this Guaranty has been duly authorized, executed and delivered by the Owner Participant Guarantor and constitutes the Owner Participant Guarantor's legal, valid and binding obligation, enforceable in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) the execution and delivery of, and performance by the Owner Participant Guarantor of its obligations under, this Guaranty (a) will not result in a violation of, or be in conflict with, or constitute a default or any event which would with notice or lapse of time or both become a default under, any provision of its certificate of incorporation or its by-laws, or any mortgage, indenture, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement relating to indebtedness of the Owner Participant Guarantor by which the Owner Participant Guarantor or its property is bound, or any contract, agreement or other instrument, a default under which might, individually or together with similar contracts, agreements or instruments by which the Owner Participant Guarantor or its property is bound, materially affect the Owner Participant Guarantor's property or business or affect its ability to perform its obligations under this Guaranty, (b) will not result in a violation of any statute, rule or regulation applicable to the Owner Participant Guarantor or its property or by which it or its property may be bound, (c) will not result in a violation of, or be in conflict with, or result in a breach of, any term or provision of any judgment, order, decree or award of any court, arbitrator or governmental or public instrumentality binding upon it or its property, and (d) do not require the consent or approval of, the giving of notice to, or the taking of any other action with respect to, any state or federal agency or authority;

               (v) the Owner Participant Guarantor is fully aware of the terms and conditions of the Operative Documents and has received a complete and accurate copy of each of them;

               (vi) the Owner Participant Guarantor is a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement; and

               (vii) the tangible net worth of the Owner Participant Guarantor, exclusive of goodwill, is greater than $75,000,000.

          The Owner Participant Guarantor hereby irrevocably (i) waives promptness, diligence, presentment, demand for payment, protest, dishonor and all notices whatsoever as to the obligations, covenants, warranties, terms or undertakings of, or conditions pertaining to, the Owner Participant contained in the Operative Documents, and any other circumstances which might otherwise constitute a defense available to, or discharge of, the Owner Participant Guarantor and agrees that it shall not be required to consent to, or receive any notice of, any amendment or modification of, or waiver, consent or extension with respect to any Operative Document that may be made or given as provided therein or otherwise: (ii) waives any right to require, as a condition to the enforcement of this Guaranty against the Owner Participant Guarantor or otherwise, that any action or other proceeding be brought against the Owner Participant or any other Person, that resort be made to any security or that any other right or remedy be exercised against the Owner Participant or any other Person; and (iii) waives any right, defense or other benefit the Owner Participant Guarantor may have with respect to this Guaranty (including, without limitation, any right to terminate, or to assert any defense to its performance of, its obligations under this Guaranty) arising under Section 365(c)(2) of the Bankruptcy Code of the United States, as at any time amended, or under any successor thereto; PROVIDED THAT, notwithstanding anything contained in this Guaranty to the contrary, until such time as such condition has been satisfied, the Owner Participant Guarantor shall not be obligated hereunder to pay or perform any obligation of payment or performance of the Owner Participant which is not then due or payable or performable because any specific condition to such obligation set forth in the Operative Documents has not been satisfied.

          The Owner Participant Guarantor agrees that its obligations hereunder are absolute, primary, unconditional and irrevocable under any and all circumstances, without regard to bankruptcy or insolvency of the Owner Participant or the actual or purported rejection by a trustee in bankruptcy for the Owner Participant of the Participation Agreement or any other Operative Document or any limitation on any claim in bankruptcy for damages resulting from the actual or purported termination of any Operative Document or the genuineness, validity, legality or enforceability of any of the Operative Documents or any substitution, release or exchange of any other agreement relating to or any security for any of the obligations contained herein or any other circumstances which might otherwise constitute a legal or equitable discharge of such obligations and shall not be subject to any right of set-off or counterclaim. Nothing contained herein shall affect the right of the Owner Participant Guarantor to assert any claim it may have against any Party in a separate action or proceeding. Without limiting the generality of the foregoing, it is agreed that, except to the extent required by applicable law, the occurrence of any one or more of the following from time to time or at any time, with or without notice to the Owner Participant Guarantor, shall not release, discharge or reduce the liability of the Owner Participant Guarantor hereunder: (i) any extension of time for the Owner Participant's performance of or compliance with any of the obligations referred to herein, any waiver of such performance or compliance, or any failure, omission, or delay of any Party to enforce, assert, or exercise any right, power, or remedy conferred on it by any Operative Document, (ii) the occurrence or performance of any of the acts mentioned in any of the Operative Documents (except for payment in full and performance in full by the Owner Participant of the Obligations), (iii) modification or amendment of any of the Operative Documents in any respect, (iv) the release or exchange in whole or in part of, or other dealing with, any other agreement relating to the obligations contained herein or any security therefor or any furnishings or acceptance of any additional security, (v) any assignment, transfer, sublease or other arrangement by which the Owner Trustee or the Owner Participant transfers or loses control of the use of the Aircraft or any part thereof, (vi) any determination that the Lease creates in favor of the Owner Trustee only a security interest under Article Nine of the Uniform Commercial Code or any successor thereto, or any other defect in the title, condition, design, operation or fitness for use of, or damage to or loss or destruction of, the Aircraft or any part thereof whether or not due to the fault of the Owner Trustee or the Owner Participant, (vii) any merger or consolidation of the Owner Participant or the Owner Participant Guarantor into or with any other Person, (viii) any change in the ownership of any shares of capital stock of the Owner Participant, (ix) any adverse regulatory change or other governmental action, (x) any legal disability or incapacity of the Owner Participant, (xi) the entering into any of the Operative Documents by the Owner Participant being invalid or in excess of the powers of the Owner Participant or of any Person purporting to act on behalf of the Owner Participant, (xii) any payment, or security for such payment, or any performance being invalid for any reason whatsoever (including voidance under any enactment relating to bankruptcy, insolvency, reorganization, or similar proceedings),
(xiii) any order directing any Person to pay any sum in the bankruptcy, insolvency, reorganization, or similar proceedings in respect to the Owner Participant, (xiv) any release, settlement, discharge, or arrangement which may be given or made on the faith of any payment made by the Owner Participant, (xv) any other circumstance (including, without limitation, force majeure) which might otherwise constitute a legal or equitable discharge or defense of the Owner Participant Guarantor, or (xvi) any single or partial exercise of any right under this Guaranty.

          All payments hereunder shall be made in lawful money of the United States of America, in Dollars at the required place of payment.

          The Owner Participant Guarantor agrees to pay all costs and expenses, including but not limited to reasonable attorneys' fees and expenses, of any Party in the enforcement of any terms of this Guaranty.

          This Guaranty is a continuing guarantee and shall:

               (i) remain in full force and effect until payment in full of all sums payable by the Owner Participant Guarantor hereunder and by the Owner Participant under the other Operative Documents, and performance in full of all obligations whatsoever of the Owner Participant Guarantor hereunder and of the Owner Participant in accordance with the terms and provisions of the other Operative Documents;

               (ii) be binding upon the Owner Participant Guarantor and its successors and assigns; and

               (iii) inure to the benefit of, and be enforceable by, each Party and each Person which shall succeed to an interest of such Party in accordance with the terms of the Operative Documents.

          The Owner Participant Guarantor (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New

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York County, for the purposes of any suit, action or other proceeding arising out of this Guaranty or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any Party or Parties, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or this Guaranty or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS GUARANTY IS BEING DELIVERED IN NEW YORK.

          In the event that any provision of any Operative Document is altered, modified, amended, waived or supplemented in accordance with the terms of the Operative Documents, this Guaranty shall remain in full force and effect with respect to such Operative Document as so altered, modified, amended, waived or supplemented.

          The capitalized terms used in this Guaranty and not otherwise defined herein which are defined in, or by reference in, the Participation Agreement, shall have the meanings specified therein.

          All requests, notices or other communications hereunder shall be in writing, addressed as follows:

          If to the Owner Participant Guarantor:


               National City Bank of Kentucky
               101 South Fifth Street
               Louisville, KY  40202

               Attn:  Assistant General Counsel
               Telecopy No.:  (502) 581-6351
               If to a Party:


               to the address set forth in the Participation Agreement with respect thereto.

          All requests, notices or other communications shall be given in the same manner, and shall be effective at the time and under the terms, set forth in Section 13 of the Participation Agreement.

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          IN WITNESS WHEREOF, the Owner Participant Guarantor has caused this
Guaranty to be executed and delivered as of the day and year first above written.

                                   NATIONAL CITY BANK OF KENTUCKY



                                   By   /s/ J. Edward Vittitow
                                        ----------------------------------
                                        Title: Senior Vice President

                                                            SCHEDULE A
                                                            TO OWNER
                                                            PARTICIPANT
                                                            GUARANTY
                                                            [NW 1997 J]

                                       PARTIES

NORTHWEST AIRLINES, INC.,
     Lessee

FIRST SECURITY BANK,
NATIONAL ASSOCIATION,
     Owner Trustee

STATE STREET BANK AND TRUST COMPANY,
     Indenture Trustee

STATE STREET BANK AND TRUST COMPANY,
     Pass Through Trustee

STATE STREET BANK AND TRUST COMPANY
     OF CONNECTICUT, NATIONAL ASSOCIATION,
     Subordination Agent